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                                                                    Exhibit 4(m)


                                                                     EXHIBIT A-1


         This Capital Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Capital Security Certificate is presented by an authorized representative of the Depositary to Huntington Capital ___ or its agent for registration of transfer, exchange, or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.                                                        CUSIP NO.

        AGGREGATE LIQUIDATION AMOUNT OF CAPITAL SECURITIES: $[__],000,000

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                       OF
                             HUNTINGTON CAPITAL ___

                          _________ CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $______ PER CAPITAL SECURITY)

         HUNTINGTON CAPITAL ___, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of capital securities in the aggregate liquidation amount of $[__],000,000 of the Trust representing undivided beneficial interests in the assets of the Trust designated the ______ Capital Securities (liquidation amount $______ per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences, and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of __________, 19__ (as the same may be amended from time to time (the "Declaration"), among Huntington Bancshares Incorporated, as Sponsor (the "Company"), Milton D. Baughman, Beth A. Russell, and Paul V. Sebert, as Regular Trustees, The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank Delaware, as Delaware Trustee, and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee, and the
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Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided indirect beneficial interests in the Debentures.

         This Capital Security shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ____________, 19__.


                                             HUNTINGTON CAPITAL

                                             By:
                                                 ----------------------------
                                             Name:
                                             Title:


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Declaration.

                                             THE CHASE MANHATTAN BANK

                                             By:
                                                 ----------------------------
                                                     Authorized Signatory
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                                                                     EXHIBIT A-2



                      THIS CERTIFICATE IS NOT TRANSFERABLE


CERTIFICATE NO.                             NUMBER OF COMMON SECURITIES:

                    CERTIFICATE EVIDENCING COMMON SECURITIES
                                       OF
                             HUNTINGTON CAPITAL ___

                           ________ COMMON SECURITIES
                (LIQUIDATION AMOUNT $______ PER COMMON SECURITY)


         Huntington Capital ___, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Huntington Bancshares Incorporated (the "Holder") is the registered owner of common securities of the Trust representing an undivided beneficial interest in the assets of the Trust designated the _________ Common Securities (liquidation amount $______ per Common Security) (the "Common Securities"). The Common Securities are not transferable (except by operation of law) and any attempted transfer thereof (except by operation of law) shall be void. The designation, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of ______________, 19__ (as the same may be amended from time to time, the "Declaration"), among Huntington Bancshares Incorporated, as Sponsor, Milton D. Baughman, Beth A. Russell, and Paul V. Sebert, as Regular Trustees, The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank Delaware, as Delaware Trustee, and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust. The Holder is entitled to the benefits of the Guarantee to the extent described therein. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of an undivided indirect beneficial interest in the Debentures.

                                      A-2-1
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         This Common Security shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of _____________, 19__.


                                                     HUNTINGTON CAPITAL

                                             By:
                                                 ----------------------------
                                             Name:
                                             Title:

                                      A-2-2